FIFTH AMENDMENT AGREEMENT
TO THE AMENDED AND RESTATED CREDIT AGREEMENT
Fifth amendment agreement ("Amendment Agreement") made as of August 31, 1996, by and among THE TIMKEN COMPANY, an Ohio corporation ("Borrower"), KEYBANK NATIONAL ASSOCIATION (formerly known as Society National Bank), successor by merger to Ameritrust Company National Association, and the various other commercial banking institutions signatories hereto (collectively, the "Banks"), and KEYBANK NATIONAL ASSOCIATION, as Agent for the Banks (the "Agent").

WHEREAS, Borrower, Banks, and Agent are parties to a certain Amended and Restated Credit Agreement dated as of December 31, 1991, as amended on February 26, 1993 (First Amendment Agreement), May 31, 1994 (Second Amendment Agreement), November 15, 1994 (Third Amendment Agreement) and August 15, 1995 (Fourth Amendment Agreement), which provides, among other things, for a revolving credit in the original aggregate amount of Three Hundred Million Dollars ($300,000,000) at any one time outstanding until August 31, 2000, all upon certain terms and conditions (as amended, the "Credit Agreement");

WHEREAS, The Bank of Nova Scotia ("Nova Scotia") desires to withdraw as a Bank under the Credit Agreement, and Societe
General and United National Bank and Trust desire to assume the Commitment of Nova Scotia;

WHEREAS, Borrower, Banks and Agent desire to further amend the Credit Agreement by extending the Commitment Period to August 31, 2001, by amending Annex A and by making certain other amendments thereto;

WHEREAS, each capitalized term used herein and not defined herein shall be defined in accordance with the Credit
Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower, Banks and Agent agree as follows:

1. The Credit Agreement is hereby amended by deleting the definition of "Commitment Period" in Article I in its entirety, and substituting the following in place thereof:

     "'Commitment Period' shall mean the period from the date hereof to August 31, 2001 (unless extended pursuant to Section 2.7 hereof)."

2. The Credit Agreement is hereby amended by deleting the definition of "LIBOR Margin" in Article I in its entirety, and substituting the following in place thereof:

     "`LIBOR Margin' shall be calculated as follows based on the ratings accorded to Borrower's senior debt by Standard & Poor's (`S&P') or Moody's Investors Service,
     Inc. (`Moody's'), whichever is higher:

     S&P Rating      Moody's Rating    LIBOR Margin
     A or higher     A2 or higher      15.00 Basis Points
     A-              A3                15.00 Basis Points
     BBB+            Baa1              20.00 Basis Points
     BBB             Baa2              22.50 Basis Points
     BBB- or less    Baa3 or less      25.00 Basis Points

      The LIBOR Margin shall be in effect for so long as the rating determining the LIBOR Margin is in effect."

3. The Credit Agreement is hereby amended by deleting the date "August 31, 2000" wherever it appears in Section 2.1, and substituting for that deleted date, the date "August 31, 2001".

4.   The Credit Agreement is hereby amended by deleting
Section 2.5 in its entirety and substituting the following in place thereof:

     "SECTION 2.5. FACILITY FEES; TERMINATION OR REDUCTION OF COMMITMENTS. Borrower agrees to pay to Agent, for the ratable account of each Bank, as a consideration for its Commitment hereunder, a facility fee calculated at a rate or rates as hereinafter provided in this Section
     2.5 (based on a year having 360 days and calculated for the actual number of days elapsed) from the date hereof to and including the last day of the Commitment Period, on the average daily amount of such Bank's Commitment hereunder, payable on __________, 1996, and quarter-annually thereafter. The facility fee shall be calculated as follows at a rate expressed in terms of Basis Points per annum based on the ratings accorded to Borrower's senior unsecured long-term debt by S&P or Moody's, whichever is higher:

     S&P Rating       Moody's Rating       Facility Fee
     A or higher      A2 or higher         8.00 Basis Points
     A-               A3                  10.00 Basis Points
     BBB+             Baa1                12.50 Basis Points
     BBB              Baa2                15.00 Basis Points
     BBB- or less     Baa3 or less        22.50 Basis Points

     Borrower may at any time or from time to time terminate in whole or ratably in part the Commitments of the Banks hereunder to an amount not less than the aggregate principal amount of the loans then outstanding, by giving Agent not less than two (2) Cleveland banking days' notice, provided that any such partial termination shall be in an aggregate amount for all the Banks of Ten Million Dollars ($10,000,000) or any integral multiple thereof. The Agent shall promptly notify each Bank of its proportionate amount and the date of each such termination. After each such termination, the facility fees payable hereunder shall be calculated upon the Commitments of the Banks as so reduced. If the Borrower terminates in whole the Commitments of the Banks, on the effective date of such termination (the Borrower having prepaid in full the unpaid principal balance, if any, of the Notes outstanding together with all interest (if any) and facility fees accrued and unpaid) all of the Notes outstanding shall be delivered to the Agent marked 'Cancelled' and redelivered to the Borrower. Any partial reduction in the Commitments of the Banks shall be effective during the remainder of the Commitment Period."

5.   The Credit Agreement is hereby amended by adding a new
Section 2.7 reading as follows:

          "SECTION 2.7.  Extension of Commitment Period;
     Mandatory Termination of Commitments. The Banks, in their absolute and sole discretion, may, upon the Company's request, extend for successive one (1) year periods the term of the Commitment Period. The first of such requests by the Company shall be in writing addressed to the Agent and shall be made not less than thirty (30) days prior to August 31, 2001. Any subsequent request for an extension of the Commitment Period for a successive one (1) year period shall likewise be made to the Agent not less than thirty (30) days prior to the next succeeding August 31 in the applicable year. If any such request is granted by all the Banks, the Commitment Period shall automatically be extended to the date of such extension. No Bank shall be obligated to grant the Company any such extension and no such extension shall be effective as to any Bank unless consented to in writing by all of the Banks. Unless the Commitment Period is extended (as herein provided), the Commitments shall terminate on the last day of the Commitment Period and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date."

6. Section 6.8 (Borrowings), Section 6.12 (Acquisitions) and Section 6.13 (Keep Well Agreements) of the Credit
Agreement are hereby deleted in their entirety.

7. Section 6.9 of the Credit Agreement is hereby amended by deleting subpart (viii) and adding new subparts (viii), (ix) and (x) reading as follows:

          "(viii) any lien(s) created, assumed or existing on property or assets of any Consolidated Subsidiary at the time of acquisition thereof (including acquisition through merger or consolidation),

          (ix) liens on property or assets of a Consolidated
     Subsidiary other than a wholly-owned Subsidiary, and

          (x) any lien renewing, extending or refunding any lien permitted by clauses (iv), (v), (vi), (vii) and
     (viii) above, provided that the principal amount secured is not increased, and the lien is not extended to other property."

8. Section 6.11(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in place thereof:

     "(ii) own, purchase, or acquire

          (a)  U.S. government treasuries,
          (b)  U.S. federal agency securities,
          (c)  municipal bonds and notes,
          (d)  bank investments including repurchase
               agreements, bankers' acceptances, certificates of deposit, and Eurodollar time deposits,
          (e) corporate investments including commercial paper, master notes, and corporate obligations,
          (f)  institutional money market funds."

9.   The Credit Agreement is hereby amended by deleting Annex
A in its entirety and substituting Annex A-1 attached hereto in place thereof.

10.  The Credit Agreement is hereby amended by deleting
Exhibit A and Exhibit A-1 and substituting in place thereof, new Exhibit A and new Exhibit A-1 in the form of Exhibit A and Exhibit A-1 attached hereto.

11. Concurrently with the execution of this Amendment Agreement, Borrower shall execute and deliver to each Bank a Revolving Credit Note (Prime Rate Loans and Domestic Fixed Rate Loans) and a Revolving Credit Note (LIBOR Loans), of even date herewith, and being in the form and substance of Exhibit A and Exhibit A-1 attached hereto with the blanks appropriate filled. After receipt of such new promissory notes, each Bank will mark the promissory notes being replaced hereby "Replaced" and return the same to Borrower.

12. Borrower hereby represents and warrants to the Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment Agreement; (b) the officials executing this Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) as of the date of this Amendment Agreement, the representations and warranties contained in Article VII of the Credit Agreement are true and correct, and (e) this Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

13. Borrower hereby represents and warrants to the Agent and the Banks that no Possible Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment Agreement by the performance or observance of any provision hereof.

14. Each reference to the Credit Agreement that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

15. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.

16.  This Amendment Agreement may be executed in any number
of counterparts each of which, when so executed and
delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.  After
execution of this Amendment Agreement by all the parties
hereto, this Amendment Agreement shall be effective as of
__________________, 1996.
THE TIMKEN COMPANY                 KEYBANK NATIONAL
                                   ASSOCIATION,(formerly
                                   known as Society National Bank),
                                   individually and as Agent
By:/s/ G. E. Little__________
And__________________________      By:/s/ Marianne Mail________

MORGAN GUARANTY TRUST COMPANY      THE BANK OF NEW YORK
OF NEW YORK

By:/s/ Patricia P. Lunka______     By:/s/ Robert J. Joyce________

MIDLAND BANK, PLC                  BANK ONE, AKRON,N.A.

By:/s/ David Phillips_________     By:/s/ Bernard McRae, Jr._____

CREDIT SUISSE                      MELLON BANK,N.A.

By:/s/ Christopher J. Eldin____    By:/s/ Dwayne R. Finney_______

And:_________________________      NBD BANK

NATIONSBANK, N.A. (formerly        By:/s/ Paul DeMelo_____________
known as Nationsbank of North
Carolina, N.A.)

By:/s/ Michael Monte________       SOCIETE GENERAL

THE NORTHERN TRUST COMPANY         By:/s/ E. Bellaiche____________

By:/s/ James S. Minehart_____      THE BANK OF NOVA SCOTIA

UNITED NATIONAL BANK AND TRUST     By:/s/ A. S. Norsworthy________

By:/s/ Leo Doyle_____________

                          ANNEX A-1
               Banking Institutions Parties to the
             Amended and Restated Credit Agreement
         Dated as of December 31, 1991, as amended, with
        The Timken Company; Commitments and Percentages


Name   of   Bank                     Maximum Amount        Percentages

KEYBANK NATIONAL ASSOCIATION          $44,158,000             14.719

MORGAN GUARANTY TRUST
  COMPANY OF NEW YORK                  36,826,000             12.275

THE BANK OF NEW YORK                   24,252,000              8.084

BANK ONE, AKRON, N.A.                  24,252,000              8.084

CREDIT SUISSE                          24,252,000              8.084

MELLON BANK, N.A.                      24,252,000              8.084

NBD BANK                               24,252,000              8.084

THE NORTHERN TRUST COMPANY             24,252,000              8.084

NATIONSBANK, N.A.                      24,252,000              8.084

MIDLAND BANK, PLC                      24,252,000              8.084

SOCIETE GENERALE                       20,000,000              6.667

UNITED NATIONAL BANK AND TRUST          5,000,000              1.667

                           TOTALS    $300,000,000             100.00

                                                       EXHIBIT A


                      REVOLVING CREDIT NOTE

        (Prime Rate Loans and Domestic Fixed Rate Loans)

$_________________                    Canton, Ohio
                                      _________________, 1996

    FOR VALUE RECEIVED, the undersigned, THE TIMKEN COMPANY, an Ohio corporation (the "Borrower"), promises to pay at the end of the Commitment Period, to the order of
_________________________________________________________________
(the "Bank") at the Main Office of KeyBank National Association, Agent, 127 Public Square, Cleveland, Ohio 44114-1306, the principal sum of

________________________________________________________DOLLARS

or the aggregate unpaid principal amount of all Prime Rate Loans and all Domestic Fixed Rate Loans evidenced by this note made by the Bank to the Borrower pursuant to Section 2.1 of the credit agreement hereinafter referred to, whichever is less, in lawful money of the United States of America. Capitalized terms used herein shall have the meanings ascribed to them in said credit agreement.

     The Borrower promises also to pay interest on the unpaid principal amount of each such loan from time to time outstanding from the date of such loan until the payment in full thereof at the rates per annum which shall be determined in accordance with the provisions of Section 2.1 of the credit agreement. Said interest shall be payable on each date provided for in said
Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

    The portions of the principal sum hereof from time to time representing Prime Rate Loans and Domestic Fixed Rate Loans, and payments of principal of either thereof, will be shown on the grid(s) attached hereto and made a part hereof. All loans by the Bank to the Borrower pursuant to the credit agreement (except LIBOR Loans) and all payments on account of principal hereof shall be recorded by the Bank prior to transfer hereof and endorsed on such grid(s).

      If this note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the credit agreement hereinafter referred to, the principal hereof and the unpaid interest thereon shall bear interest, until paid, for Prime Rate Loans and Domestic Fixed Rate Loans at a rate per annum which shall be two per cent (2%) above the Prime Rate from time to time in effect. All payments of principal of and interest on this note shall be made in immediately available funds.

      This note is issued in substitution of and as a replacement for that certain Revolving Credit Note dated August 15, 1995, and is one of the Revolving Credit Notes referred to in the amended and restated credit agreement dated as of December 31, 1991, between the Borrower, the banks named therein and KeyBank National Association, as Agent, as amended from time to time, and is entitled to the benefits thereof. Reference is made to such credit agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this note due prior to its stated maturity, and other terms and conditions upon which this note is issued.

Address:   1835 Dueber Avenue          THE TIMKEN COMPANY
           Canton, Ohio  44706

                                       By:____________________________
                                       and___________________________

                                                     EXHIBIT A-1
                    REVOLVING CREDIT NOTE

                        (LIBOR Loans)


$_______________
                                      Canton, Ohio
                                      _____________________,1996

      FOR VALUE RECEIVED, the undersigned, THE TIMKEN COMPANY, an Ohio corporation (the "Borrower"), promises to pay at the end of the Commitment Period, to the order of
_____________________________________________________________
(the "Bank") at the Main Office of KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

_____________________________________________________DOLLARS

or the aggregate unpaid principal amount of all LIBOR Loans evidenced by this note made by the Bank to the Borrower pursuant to Section 2.1 of the credit agreement hereinafter referred to, whichever is less, in lawful money of the United States of America. Capitalized terms used herein shall have the meanings ascribed to them in said credit agreement.

      The Borrower promises also to pay interest on the unpaid principal amount of each such loan from time to time outstanding from the date of such loan until the payment in full thereof at the rates per annum which shall be determined in accordance with the provisions of Section 2.1 of the credit agreement. Said interest shall be payable on each date provided for in said Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

    The portions of the principal sum hereof from time to time representing LIBOR Loans, and payments of principal thereof, will be shown on the grid(s) attached hereto and made a part hereof. All LIBOR Loans by the Bank to the Borrower pursuant to the credit agreement and all payments on account of principal hereof shall be recorded by the Bank prior to transfer hereof and endorsed on such grid(s).

      If this note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the credit agreement hereinafter referred to, the principal hereof and the unpaid interest thereon shall bear interest, until paid, for LIBOR Loans at a rate per annum which shall be two per cent (2%) above the Prime Rate from time to time in effect. All payments of principal of and interest on this note shall be made in immediately available funds.

      This note is issued in substitution of and as a replacement for that certain Revolving Credit Note dated
August 15, 1995, and is one of the Revolving Credit Notes referred to in the amended and restated credit agreement dated as of December 31, 1991, between the Borrower, the banks named therein and KeyBank National Association, as Agent, as amended from time to time, and is entitled to the benefits thereof. Reference is made to such credit agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this note due prior to its stated maturity, and other terms and conditions upon which this note is issued.

Address:   1835 Dueber Avenue               THE TIMKEN COMPANY
           Canton, Ohio  44706

                                            By:________________________

                                            and________________________